Exhibit 10.12



                    AMERICAN HOME PRODUCTS CORPORATION

               RESTRICTED STOCK PERFORMANCE AWARD AGREEMENT

                   UNDER THE 1993 STOCK INCENTIVE PLAN


                              DATE
                              NUMBER OF SHARES SUBJECT
                              TO TARGET AWARD
                              --------------------------

     Name
     Home Address
     City, State, Zip


          Under the terms and conditions of this Agreement and of the Company's 1993 Stock Incentive Plan (the "Plan"), a copy of which has been delivered to you and is made a part hereof, the Company hereby awards to you units (the "Units") representing shares of the Company's Common Stock (the "Common Stock") subject to the restrictions set forth in this Agreement in the amount set forth above (the "Target Award"). Upon the satisfaction by the Company of certain performance criteria as described in Paragraph 3 of this Agreement, the Units will be converted into shares of the Company's Common Stock entitling the holder to all of the rights of a stockholder as described herein but subject to the restrictions set forth in this Agreement (the "Restricted Stock"). Except as provided herein, the terms used in this Agreement shall have the same meanings as in the Plan.

          1. Rights as Stockholders. During the period from the date of this Agreement through the Conversion Date (as defined herein), no shares of the Company's Common Stock represented by the Units will be earmarked for you or your account nor shall you have any of the rights of a stockholder with respect to such shares. Upon issuance of the Restricted Stock as of the Conversion Date, you will be the owner of record of the shares of Common Stock represented by the Restricted Stock and shall be entitled to all of the rights of a stockholder of the Company, including the right to vote and the right to receive dividends, subject to the restrictions stated in this Agreement and referred to in the legend described in Paragraph 7 below. If you receive any additional shares by reason of being the holder of Restricted Stock under this Agreement, all the additional shares shall be subject to the provisions of this Agreement and all certificates evidencing ownership of the additional shares shall bear the legend.

          2. Restricted Period. During the period from the date of this Agreement through the date which is three years after such date (the "Restricted Period"), you may not sell, transfer, assign, pledge, or otherwise encumber or dispose of any Units or Restricted Stock granted hereunder.

          3.   Conversion to Restricted Stock. (a)  At
     meetings of the Committee to be held within 60 days after the end of each of the current year and the two immediately succeeding years or at such other time or times as the Committee in its discretion deems appropriate, the Committee shall determine the EPS
     Growth Rate (as defined below) of each of the Peer
     Group Companies (as defined below) for the preceding year and shall prepare a ranking of the Peer Group
     Companies on the basis of their relative EPS Growth
     Rates for such year, assigning them to Quartiles (as defined below) (the date on which each such determination is made being referred to herein as a "Conversion Date"). If, on the date of such meeting the Committee determines that, with respect to the preceding year:

          (i)       the Company falls into the fourth
                         Quartile, then all rights with respect
                         to one-third of the Target Award (the
                         "Annual Target Amount") shall thereupon
                         be forfeited;

          (ii)      the Company falls into the third
                         Quartile, then Units representing 75% of the Annual Target Amount shall be converted into Restricted Stock and all rights with respect to the remaining portion of such Annual Target Amount shall thereupon be forfeited;

          (iii)          the Company falls into the second
                              Quartile, then Units representing
                              the entire Annual Target Amount
                              shall be converted into Restricted
                              Stock; and

          (iv)      the Company falls into the first
                         Quartile, then Units representing the
                         entire Annual Target Amount shall be
                         converted into Restricted Stock and you
                         shall be entitled to receive an
                         additional grant of Restricted Stock
                         representing 25% of the Annual Target
                         Amount (a "Bonus Award"), such
                         additional grant to be made by the
                         Committee at such meeting.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Units shall be converted into Restricted Stock in whole numbers of shares only and, if necessary, (i) the Annual Target Amount shall be rounded up or down (A) to the nearest whole number for the first two years and (B) for the third year to equal, together with the Annual Target Amounts for the first two years, the Target Award; and (ii) the calculations based upon such amounts in subparagraphs 3(a)(ii) and 3(a)(iv) above shall be rounded up or down to the nearest whole number.

          (c)  As used in this Agreement, the term:

          (i)       "EPS" means the earnings or net income
                         per share of common stock of the Company or one of the Peer Group Companies, as the case may be, for such year based upon publicly disseminated earnings releases or such other publicly available information as the Committee in its sole discretion shall determine, adjusted to exclude the effect of extraordinary or unusual items of income or expense, all as determined in good faith by the Committee acting in its sole discretion.

          (ii)      "EPS Growth Rate" for any year means (a)
                         the EPS for such year minus EPS for the
                         prior year divided by (b) EPS for the
                         prior year; provided, however, that if
                         for any reason the Committee shall
                         determine that relative EPS Growth Rate
                         is no longer a practicable or
                         appropriate measure of comparative
                         financial performance, the Committee may take such action, including without limitation substitution of another measure of financial comparison, as it deems appropriate under the circumstances.

          (iii)          "Peer Group Companies" means a
                              group including the Company and not
                              less than seven nor more than ten
                              other companies selected by the
                              Committee as appropriate companies
                              for purposes of financial
                              performance comparisons, such other
                              companies initially consisting of
                              the following with such additions
                              and deletions from time to time as
                              the Committee, in its sole
                              discretion, deems appropriate:
                              Abbott Laboratories, American
                              Cyanamid Company, Bristol-Myers
                              Squibb Company, Johnson & Johnson,
                              Eli Lilly and Company, Merck & Co.,
                              Inc., Pfizer Inc., Schering-Plough
                              Corporation, The Upjohn Company and
                              Warner-Lambert Company.

          (iv)      "Quartiles" means, for each year with
                         respect to which the Peer Group
                         Companies are ranked on the basis of
                         their relative EPS Growth Rates, the
                         following four groups, assuming no
                         additions or deletions to the Peer Group
                         Companies included:  (A) fourth Quartile
                         -- the three Peer Group Companies ranked lowest; (B) third Quartile -- the three Peer Group Companies ranked immediately above the fourth Quartile; (C) second Quartile -- the three Peer Group Companies ranked immediately above the third Quartile; and (D) first Quartile - -the two Peer Group Companies ranked first and second. In the event of any additions or deletions to the Peer Group Companies, the composition of the Quartiles will be determined in accordance with Exhibit I attached hereto.

          4.        Restricted Stock Trust.  (a)  Subject to
                         Paragraph 4(b) below, you are eligible
                         to make a one-time irrevocable election
                         to cause the Company to deposit as of
                         each Conversion Date the shares of
                         Restricted Stock into which Units shall
                         be converted on such date, together with a stock power to be executed by you, to an account in your name in the Restricted Stock Trust (as defined below) by completing the form set forth on Schedule A attached hereto. Subject to Paragraph 4(b), below, if you do not make such election, such shares shall be delivered to you as provided in Paragraph 5(a)(i) of this Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement, if you are or, in the judgment of the Committee, are expected to be a Named Executive Officer with respect to any year in which a Conversion Date occurs, then you will be deemed to have made the election under Paragraph 4(a) above to have the Restricted Stock into which Units shall be converted on such date and thereafter deposited into the Restricted Stock Trust.

          (c)  For purposes of this Agreement:

          (i)       "Named Executive Officer" shall mean the
                         Chief Executive Officer of the Company
                         or any of the four highest compensated
                         officers (other than the Chief Executive
                         Officer of the Company) whose total
                         compensation payable is required to be
                         reported to shareholders under the
                         Securities Exchange Act of 1934, as
                         amended; and

          (ii)      "Restricted Stock Trust" means the trust
                         fund established or to be established by a trust agreement (the "Trust
                         Agreement") to accommodate the deferral
                         of delivery of shares of Common Stock
                         represented by Units and/or Restricted
                         Stock (and dividends paid thereon) until your termination of employment for any reason or as otherwise provided in the Trust Agreement, such trust fund to be subject to the claims of the Company's general creditors under federal and state law in the event of insolvency of the Company as described in the Trust Agreement.

          5. Delivery of Shares of Common Stock. (a) Subject to Paragraphs 4 and 9 of this Agreement, as soon as practicable after the Restricted Period (or six months after the last Conversion Date with respect to a Bonus Award made on the final Conversion Date), all shares of Restricted Stock granted hereunder shall be cancelled and replaced with certificates representing Common Stock free of any restrictive legend other than as may be required by applicable state or federal securities law, such certificates to be either (i) delivered to you promptly or (ii) if you have made or are deemed to have made the election under Paragraph 4 above, deposited on your behalf in the Restricted Stock Trust, in which case delivery of such shares shall be deferred as provided in the Trust Agreement until the first business day of the calendar year following your termination of employment or as otherwise provided in the Trust Agreement.

          (b) Notwithstanding any other provisions hereof, the number of shares of the Common Stock which shall be delivered to you pursuant to Paragraph 5(a) either directly or from the Restricted Stock Trust shall be
     (i) the number of such shares which would have been delivered in the absence of this Paragraph 5(b) minus
     (ii) the number of whole shares of Common Stock necessary to satisfy the minimum federal, state and/or local income tax withholding obligations which are imposed on the Company by applicable law in respect of the delivery of such award (and which may be satisfied by the reduction effected hereby in the number of deliverable shares), it being understood that the value of the shares referred to in clause (ii) above shall be determined, for the purposes of satisfying such withholding obligations, on the basis of the average of the high and low per share prices for the Common Stock as reported on the Consolidated Transaction Reporting System on the designated date of delivery, or on such other reasonable basis for determining fair market value as the Committee may from time to time adopt.
     Any other withholding obligations (e.g. social security and Medicare) with respect to such award will be satisfied by separate arrangements between the Company and you but will not in any event involve a reduction in the number of shares that you are to receive.

          6.   Termination of Employment.  (a) Subject to
     Section 7(f) of the Plan, in the event of your termination of employment during the Restricted Period for any reason other than death, disability or retirement, you shall forfeit all rights to all Units and Restricted Stock granted hereunder and you agree
     (i) to assign, transfer, and deliver the Restricted Stock to the Company and (ii) that you shall cease to be a shareholder of the Company with respect to such shares, provided, the Committee may provide for a partial or complete exception to this requirement as it deems equitable in its sole discretion.

          (b)  In the event that your employment is
     terminated due to death, disability or retirement, vesting of all shares of Restricted Stock covered by the Target Award and any related Bonus Award and delivery of the shares of Common Stock of the Company represented thereby will be made to you or your designated beneficiary or your legal representative, legatee or such other person designated by an appropriate court as entitled to receive the same, as the case may be, on the terms and, subject to the conditions of this Agreement, including Paragraph 3 above.

          7. Legend on Certificates. Each certificate evidencing ownership of Restricted Stock issued during the Restricted Period shall bear the following legend:

          "These shares have been issued or transferred subject to a Restricted Stock Performance Award and are subject to substantial restrictions, including a prohibition against transfer and a provision requiring transfer of these shares to the Company without payment in the event of termination of the employment of the registered owner under certain circumstances all as more particularly set forth in a Restricted Stock Performance Award Agreement dated May 26, 1994, a copy of which is on file with the Company."

          8. Miscellaneous. This Agreement may not be amended except in writing and neither the existence of the Plan and this Agreement nor the Target Award granted hereby shall create any right to continue to be employed by the Corporation or its subsidiaries and your employment will continue to be at will and terminable at will by the Corporation. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

           9. The state of Delaware and any applicable laws of the United States.

          10. Compliance With Laws. (a) Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be delivered any Restricted Stock or shares of Common Stock of the Company represented thereby pursuant to this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Corporation shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation.

          (b)  If you are subject to Section 16 of the
     Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions under the Plan and this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan, this Agreement or action by the Committee involving you is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action shall be deemed null and void as to you, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan and/or this Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards as applicable) shall be deemed automatically to be incorporated by reference into the Plan and/or this Agreement insofar as you are concerned, with such incorporation to be deemed effective as of the effective date of such Rule 16b-3 provision. In addition, the Committee in its discretion may cause the Company to retain custody of the certificates representing the Common Stock to be delivered under Paragraph 5 above so long as necessary or appropriate to ensure that any minimum holding period under Rule 16b-3 is satisfied.



                         AMERICAN HOME PRODUCTS CORPORATION



                              By:
                                   ------------------------
                                   Corporate Treasurer

     Accepted and agreed to:

     ---------------------              -------------------
     Name (Please Print)                Social Security
     Number


     ---------------------              -------------------
     Signature                          Date of Birth

                                                       SCHEDULE A

                          ELECTION FORM

               (To Be Completed in Conjunction with Your
               Restricted Stock Performance Award Agreement)


     I,                 , hereby make an election to defer
        ----------------
         (PRINT NAME)
     distribution of all shares of Restricted Stock and to cause the Company to deposit such shares to an account in my name in the Restricted Stock Trust (with any dividends thereon to be reinvested under the AHPC
     Master Investment Plan) together with a stock power to be executed by me.

     See Note Below
     --------------

     This election shall be irrevocable upon execution of the Agreement.


                              ------------------------
                              Signature of Executive


     Dated:
            ------------------------

     Witnessed:
               ------------------------

     NOTE:     1.   If you are or are expected to be a Named
                    Executive Officer with respect to any year in which a Conversion Date occurs, you will be deemed to have elected deferred distribution hereunder.

                     Beneficiary Designation
                      -----------------------


     In the event of my death, I designate the following beneficiary (ies) to receive any shares of the Company's Common Stock to be distributed to me or which have been deferred on my behalf to the Restricted Stock Trust under this Agreement together with any dividends thereon.



     ------------------------------------------
     Beneficiary (ies)


     ------------------------------------------
     Contingent Beneficiary (ies)



                              -------------------------
                              Signature of Executive


     Dated:
            ------------------------------------------

     Witnessed:
               ------------------------------------------